Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Federated Core Trust, Inc.:

In planning and performing our audit of the financial statements of
Federated Mortgage Core Portfolio,
Federated Inflation-Protected Securities
Core Fund and High Yield Bond Portfolio
(the "Funds"), three of
the portfolios comprising Federated Core Trust
(the "Trust") as of and for
the period ended December 31,
2007, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered the Funds' internal control over financial reporting, including controls for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
The Funds' internal control over
financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk
that controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the polices or procedures
may deteriorate.

A deficiency in internal control over
financial reporting exists when
the design or operation of a control
does not allow management or employees,
in the normal course of performing
their assigned functions, to
prevent or detect misstatements on
a timely basis.  A material weakness
is a deficiency, or combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted
no deficiencies in the Funds'
internal control over financial
reporting and its operation, including
controls over safeguarding securities
that we consider to be a material
weakness as defined above as
of December 31, 2007.

This report is intended solely for the
information and use of management
and the Board of Trustees of the
Funds and the Securities and
Exchange Commission and is not intended
to be and should not be used by
anyone other than these specified parties.




ERNST & YOUNG LLP


Boston, Massachusetts
February 18, 2008